UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2019

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55782	32-0506267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 826-8228

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2019, InPoint Commercial Real Estate Income, Inc. (the “Company”), through its wholly owned subsidiary, InPoint JPM Loan, LLC (the “Seller”), entered into an Uncommitted Master Repurchase Agreement (the “MRA” or the “JPM Repo Facility”) with JPMorgan Chase Bank, National Association (the “Buyer”). The JPM Repo Facility provides up to $150.0 million in advances that the Company expects to use to finance the acquisition or origination of eligible loans and participation interests therein. The JPM Repo Facility acts in the manner of a revolving credit facility that can be repaid as the Company’s assets are paid off and re-drawn as advances against new assets.

Advances under the JPM Repo Facility accrue interest at per annum rates equal to the sum of (i) the applicable LIBOR index rate plus (ii) a margin of between 1.75% to 2.25%, depending on the attributes of the purchased assets. The initial maturity date of the JPM Repo Facility is May 6, 2021, with two successive one-year extensions at the Seller’s option, which may be exercised upon the satisfaction of certain conditions.

In connection with the JPM Repo Facility, the Company entered into a Guarantee Agreement dated May 6, 2019 (the “Guarantee”), under which the Company agreed to guarantee certain obligations of the Seller under the JPM Repo Facility.

The MRA and the Guarantee contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type, and the MRA contains financial and other covenants applicable to the Seller. In addition, the Guarantee contains financial covenants that require the Company to satisfy certain minimum net worth requirements.

The Buyer and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Buyer and its related entities may in the future engage, in commercial and investment banking transactions with affiliates of the Company in the ordinary course of their business. In connection with such future commercial and investment banking transactions, the Buyer or its affiliates would receive, customary compensation and expense reimbursement.

The descriptions of the MRA and the Guarantee set forth above are qualified in their entirety by reference to the MRA and the Guarantee, a copy of which is attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Uncommitted Master Repurchase Agreement, dated as of May 6, 2019, by and between JPMorgan Chase Bank, National Association and InPoint JPM Loan, LLC.

10.2	Guarantee Agreement, dated as of May 6, 2019, by InPoint Commercial Real Estate Income, Inc. in favor JPMorgan Chase Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

By:	/s/ Roderick S. Curtis
	Name:	Roderick S. Curtis
	Title:	Vice President and Secretary

Date: May 6, 2019